Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 30 to the Registration Statement on Form N-1A of Fidelity Rutland Square Trust II: Strategic Advisers Core Fund of our report dated July 13, 2012, Strategic Advisers Core Multi-Manager Fund of our report dated July 16, 2012, Strategic Advisers Short Duration Fund of our report dated July 17, 2012, Strategic Advisers Growth Fund of our report dated July 13, 2012, Strategic Advisers Growth Multi-Manager Fund of our report dated July 16, 2012, Strategic Advisers Value Fund of our report dated July 13, 2012, and Strategic Advisers Value Multi-Manager Fund of our report dated July 16, 2012, on the financial statements and financial highlights included in the May 31, 2012 Annual Report to Shareholders of Fidelity Rutland Square Trust II.

We further consent to the reference to our Firm under the heading "Independent Registered Public Accounting Firm" in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP
Boston, Massachusetts
July 24, 2012